                                                               EXECUTION VERSION

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                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 7, 2006
                                  BY AND AMONG

                                RATHGIBSON, INC.

                                       AND

                            BEAR, STEARNS & CO. INC.
                          WACHOVIA CAPITAL MARKETS, LLC

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      This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of February 7, 2006, by and among RathGibson, Inc., a Delaware corporation (the "COMPANY"), and Bear, Stearns & Co. Inc. and Wachovia Capital
Markets, LLC (each an "INITIAL PURCHASER" and, together, the "INITIAL
PURCHASERS"), who have agreed to purchase the Company's 11.25% Senior Notes due
2014 (the "INITIAL NOTES") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated February
1, 2006 among the Company, RGCH Holdings Corp., a Delaware corporation (the
"PARENT"), and the Initial Purchasers (the "PURCHASE AGREEMENT"). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company and the
Parent have agreed to provide the registration rights set forth in this
Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 10 of the Purchase
Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of February 7, 2006 (the
"INDENTURE"), between the Company and The Bank of New York, as trustee, as amended, relating to the Initial Notes and the Exchange Notes (as defined below).

      The parties hereby agree as follows:

SECTION 1.         DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      ACT: The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission (as defined below)
thereunder.

      AFFILIATE: As defined in Rule 144.

      BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

      BUSINESS DAY: Any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed. If the time to perform any action hereunder falls on a day that is not a Business Day, such time will be extended to the next Business Day.

      CLOSING DATE: The date hereof.

      COMMISSION: The Securities and Exchange Commission.

      CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange
Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange
Offer Registration Statement continuously effective and the keeping of the
Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the
Registrar (as defined

in the Indenture) under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

      CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

      EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

      EXCHANGE NOTES: The Company's 11.25% Senior Notes due 2014 and the related guarantees, if any, to be issued pursuant to the Indenture (i) in the Exchange
Offer or (ii) as contemplated by Section 4 hereof.

      EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange
Offer Registration Statement) equal to the outstanding principal amount of
Initial Notes that are tendered by such Holders in connection with such exchange and issuance.

      EXCHANGE OFFER EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof.

      EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      FILING DEADLINE: As defined in Section 3(a) hereof.

      HOLDERS: As defined in Section 2 hereof.

      INDEMNIFIED HOLDER: As defined in Section 8(a) hereof.

      INDEMNIFIED PARTY: As defined in Section 8(c) hereof.

      INDEMNIFYING PERSON: As defined in Section 8(c) hereof.

      LIQUIDATED DAMAGES: As defined in Section 5 hereof.

      PERSON: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or government, agency or political subdivision thereof.

      PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

      REGISTRABLE SECURITIES: Any Securities that are Transfer Restricted
Securities, for so long as such Securities are considered Transfer Restricted
Securities under this Agreement.

      REGISTRATION DEFAULT:  As defined in Section 5 hereof.

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      REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf
Registration Statement, that is filed pursuant to the provisions of this
Agreement, in each case, including the Prospectus included therein and all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      RULE 144: Rule 144 promulgated under the Act.

      SHELF FILING DEADLINE: As defined in Section 4(a) hereof.

      SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

      SHELF REGISTRATION STATEMENT EFFECTIVENESS DEADLINE: As defined in Section
4(a) hereof.

      SUSPENSION NOTICE: As defined in Section 6(d) hereof.

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture.

      TRANSFER RESTRICTED SECURITIES: Each Initial Note until the earliest to occur of (a) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (b)
following the exchange by a Broker-Dealer in the Exchange Offer of an Initial
Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration
Statement, (c) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf
Registration Statement or (d) the date on which such Initial Note is distributed to the public pursuant to Rule 144 or is eligible for sale pursuant to Rule
144(k) under the Act.

SECTION 2.         HOLDERS

      A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.         REGISTERED EXCHANGE OFFER

      (a)      Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i)
below have been complied with), the Company shall (i) cause the Exchange Offer
Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing
Date (such 180th day being the "FILING DEADLINE"), (ii) use all of its commercially reasonable efforts to cause such Exchange Offer Registration
Statement to become effective at the earliest practicable time, but in no event later than 270 days after the Closing Date (such 270th day being the "EXCHANGE
OFFER EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration

                                        3

Statement as may be necessary in order to cause it to become effective, (B)
file, if applicable, a post-effective amendment to such Exchange Offer
Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and
Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer
Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial
Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

      (b)      Unless the Exchange Offer shall not be permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i)
below have been complied with), the Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the
Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 45 Business Days thereafter, or longer, if required by the federal securities laws (such 45th (or longer) Business Day being the "CONSUMMATION DEADLINE").

      (c)      The Company shall include a "Plan of Distribution" section in the
Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company), may exchange such
Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of
Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted
Securities held by any such Broker-Dealer, except to the extent required by the
Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available
July 2, 1993).

      Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange
Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration
Statement by such Broker-Dealer to satisfy such prospectus delivery requirement.
To the extent necessary to ensure that the Prospectus contained in the Exchange

                                        4

Offer Registration Statement is available for sales of Exchange Notes by
Broker-Dealers, the Company agrees to use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this
Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation
Deadline or such shorter period ending on the date when all Transfer Restricted
Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, upon request at any time during such period.

SECTION 4.         SHELF REGISTRATION

      (a)      Shelf Registration. If (i) (A) the Company is not required to file the Exchange Offer Registration Statement or (B) the Company is not
permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of
Transfer Restricted Securities notifies the Company prior to the 20th Business
Day following Consummation of the Exchange Offer that such Holder (A) is prohibited by law or Commission policy from participating in the Exchange Offer,
(B) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the
Exchange Offer Registration Statement is not appropriate or available for such resales or (C) is a Broker-Dealer and holds Initial Notes acquired directly from the Company or Affiliates of the Company, then the Company shall:

            (x) use its commercially reasonable efforts to cause to be filed, on or prior to 90 days after the earlier of (i) the date as of which the
      Company determines that the Exchange Offer Registration Statement will not be or cannot be, as the case may be, filed as a result of clause (a)(i)
      above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "SHELF FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the
      "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted
      Securities; and

            (y) use its commercially reasonable efforts to cause such Shelf
      Registration Statement to become effective on or prior to 180 days after the Shelf Filing Deadline (such 180th day, the "SHELF REGISTRATION
      STATEMENT EFFECTIVENESS DEADLINE").

      If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the
Exchange Offer is not permitted as a result of the circumstances described under applicable federal law or Commission policy (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the
Company shall remain obligated to meet the Shelf Registration Statement
Effectiveness Deadline.

                                        5

      To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c)
hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)
hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration
Statement have been sold pursuant thereto.

      (b)      Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities
may include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or
Prospectus or preliminary prospectus included therein. Furthermore, no Holder of
Transfer Restricted Securities may include any of its Transfer Restricted
Securities in a Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business
Days after receipt of a request therefor, such Holder's comments to the disclosure relating to such Holder in the Shelf Registration Statement. No
Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.         LIQUIDATED DAMAGES

      If (i) the Company fails to file any Registration Statement required by this Agreement with the Commission on or prior to the applicable Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any of such Registration
Statements is not declared effective by the Commission on or prior to the
Exchange Offer Effectiveness Deadline or the Shelf Registration Statement
Effectiveness Deadline, as applicable, (iii) the Company fails to Consummate the
Exchange Offer on or prior to the Consummation Deadline or (iv) any Registration
Statement required by this Agreement is declared effective but thereafter is withdrawn by the Company or becomes subject to an effective stop order issued pursuant to Section 8(d) of the Act suspending the effectiveness of such
Registration Statement (except as specifically permitted in this Agreement, including during any blackout period permitted hereunder) without being succeeded immediately by an additional Registration Statement that cures such failure and that is filed and declared effective within 60 days of such suspension (each such event referred to in clauses (i) through (iv), a
"REGISTRATION DEFAULT"), then the Company hereby agrees to pay to each Holder of
Transfer Restricted Securities liquidated damages ("LIQUIDATED DAMAGES") in an amount equal to a per annum rate of 0.25% on the principal amount of Transfer
Restricted Securities held by such Holder for the period of time that the
Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the

                                        6

Liquidated Damages shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until no Registration Default is in effect, up to a maximum amount of Liquidated Damages for all Registration
Defaults of 1.00% per annum on the principal amount of Transfer Restricted
Securities; provided that the Company shall in no event be required to pay
Liquidated Damages for more than one Registration Default at any given time.
Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement), in the case of (ii) above, (3) upon Consummation of the
Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional
Registration Statement that causes the Exchange Offer Registration Statement
(and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

      All accrued Liquidated Damages shall be paid by the Company, in the manner provided for the payment of interest in the Indenture, on the next scheduled
Interest Payment Date (as defined in the Indenture), as more fully set forth in the Indenture and the Notes. Liquidated Damages will accrue only on Initial
Notes that constitute Registrable Securities. Notwithstanding the fact that any securities for which Liquidated Damages are due cease to be Registrable
Securities, all obligations of the Company to pay Liquidated Damages with respect to such Registrable Securities shall survive until such time as such obligations with respect to such Registrable Securities shall have been satisfied in full.

SECTION 6.         REGISTRATION PROCEDURES

      (a)      Exchange Offer Registration Statement. In connection with the
Exchange Offer, the Company shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use its commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof set forth in the Registration Statement, and (z) comply with all of the following provisions:

               (i)      If, following the date hereof there has been announced a
      change in Commission policy with respect to exchange offers such as the
      Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted
      Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the

                                        7

      Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution of such submission (which need not be favorable) by the
      Commission staff.

               (ii)     As a condition to its participation in the Exchange
      Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration
      Statement) to the effect that (A) it is not an Affiliate of the Company,
      (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and
      (C) it is acquiring the Exchange Notes in its ordinary course of business.
      As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange
      Notes shall acknowledge and agree that, if the resales are of Exchange
      Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under
      Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc.
      (available June 5, 1991) and Exxon Capital Holdings Corporation (available
      May 13, 1988), as interpreted in the Commission's letter to Shearman &
      Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

               (iii)    Prior to effectiveness of the Exchange Offer
      Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange
      Offer in reliance on the position of the Commission enunciated in Exxon
      Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and
      Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C)
      any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                                        8

      (b)      Shelf Registration Statement. In connection with the Shelf
Registration Statement, the Company shall:

               (i)      comply with all the provisions of Section 6(c) below and
      use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section
      4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

               (ii)     issue, upon the request of any Holder or purchaser of
      Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes sold pursuant to the
      Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf
      Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

      (c)      General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

               (i)      use its commercially reasonable efforts to keep such
      Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such
      Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Transfer
      Restricted Securities during the period required by this Agreement, the
      Company shall file as promptly as practicable an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable; provided, that if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction or other material development involving the Company or the guarantors, the Company may allow the Shelf Registration Statement to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure for up to 60 days in any year during the two-year period of effectiveness required by Section 4 hereof;

               (ii)     prepare and file with the Commission such amendments and
      post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4

                                        9

      hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462, as applicable, under the
      Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration
      Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such
      Registration Statement or supplement to the Prospectus;

               (iii)    advise the Holders as promptly as practicable and, if
      requested by such Holders, confirm such advice in writing, (A) when the
      Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
      (B) of any request by the Commission for amendments to the Registration
      Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration
      Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the
      Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

               (iv)     subject to Section 6(c)(i), if any fact or event
      contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration
      Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the
      Prospectus, as of its date, will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (v)      furnish to each Holder named in any such Registration
      Statement in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any
      Prospectus included therein or any amendments or supplements to any such
      Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which

                                       10

      documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business
      Days, and the Company will not file any such Registration Statement or
      Prospectus or any amendment or supplement to any such Registration
      Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object in writing within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

               (vi)     promptly prior to the filing of any document that is to
      be incorporated by reference into a Registration Statement or Prospectus in connection with such exchange or sale, if any, provide copies of such document to the Holders named in any such Registration Statement, make the
      Company's representatives available for discussion of such document and other customary due diligence matters and include such information in such document prior to the filing thereof as such Holders may reasonably request;

               (vii)    make available, at reasonable times, for inspection by
      the Holders named in any such Registration Statement and legal counsel or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company reasonably requested by any such Persons and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, counsel or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

               (viii)   if requested by any Holders named in any such
      Registration Statement in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement, document incorporated by reference or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities,
      information with respect to the principal amount of Transfer Restricted
      Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the
      Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

               (ix)     furnish to each Holder named in any such Registration
      Statement in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the
      Commission, and of each amendment thereto, (including all documents incorporated by reference therein and all exhibits thereto, including exhibits incorporated therein by reference);

                                       11

               (x)      deliver to each Holder named in any such Registration
      Statement without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such
      Persons reasonably may request; provided that if not Registration
      Statement is effective or no Prospectus is usable in accordance with the provisions of Section 6(b) this Agreement, the Company shall deliver to each Holder named an any such Registration Statement a notice to that effect; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling
      Holder in connection with the offering and the sale of the Transfer
      Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (xi)     upon the request of any Holder named in any such
      Registration Statement, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such
      Registration Statement as may be reasonably requested by any such Holder in connection with any sale or resale pursuant to any applicable
      Registration Statement, in each case, as are customarily entered into, made or taken in offering of debt securities similar to the Transfer
      Restricted Securities. In such connection, the Company shall:

                        (A)      upon the request of any Holder named in any
               such Registration Statement, furnish (or in the case of
               paragraphs (2) and (3), use its commercially reasonable efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf
               Registration Statement, as the case may be:

                                 (1)      a certificate in customary form, dated
                        such date, signed on behalf of the Company by (x) the
                        President or any Vice President and (y) a principal
                        financial or accounting officer of the Company
                        confirming, as of the date thereof, the matters set
                        forth in Sections 10(a), (c), (d) and (e) of the
                        Purchase Agreement and such other similar matters as
                        such Holders may reasonably request;

                                 (2)      an opinion in customary form, dated
                        the date of Consummation of the Exchange Offer or the
                        date of effectiveness of the Shelf Registration
                        Statement, as the case may be, of counsel for the
                        Company, covering such matters as set forth in Exhibit C
                        to the Purchase Agreement and such other matters as such
                        Holder may reasonably request; and

                                 (3)      a customary comfort letter, dated the
                        date of Consummation of the Exchange Offer or as of the
                        date of effectiveness of the Shelf Registration
                        Statement, as the case may be, from the Company's
                        independent accountants, in the customary form and
                        covering matters of the type customarily covered in
                        comfort letters to underwriters in connection with
                        primary underwritten offerings, and covering or
                        affirming

                                       12

                        the matters set forth in the comfort letters delivered
                        pursuant to Section 10(i) of the Purchase Agreement; and

                        (B)      deliver such other documents and certificates
               as may be reasonably requested by the Holders named in any such
               Registration Statement to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (B);

                        (C)      set forth in full or incorporate by reference
               in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section;

               (xii)    prior to any public offering of Transfer Restricted
      Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer
      Restricted Securities under the state securities or blue sky laws of such jurisdictions as such Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (xiii)   in connection with any sale of Transfer Restricted
      Securities that will result in such securities no longer being Transfer
      Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted
      Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

               (xiv)    use its commercially reasonable efforts to cause the
      disposition of the Transfer Restricted Securities covered by the
      Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer
      Restricted Securities subject to the proviso contained in clause (xii)
      above;

               (xv)     provide a CUSIP number for all Transfer Restricted
      Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with any necessary printed certificates for the Transfer
      Restricted Securities which are in a form eligible for deposit with the
      Depository Trust Company;

               (xvi)    otherwise use its commercially reasonable efforts to
      comply with all applicable rules and regulations of the Commission, and make generally available to its

                                       13

      security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited)
      covering a twelve-month period beginning after the effective date of the
      Registration Statement (as such term is defined in paragraph (c) of Rule
      158 under the Act);

               (xvii)   cause the Indenture to be qualified under the TIA not
      later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the
      TIA; and execute and use its commercially reasonable efforts to cause the
      Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the
      Commission to enable such Indenture to be so qualified in a timely manner;
      and

               (xviii)  if not otherwise available on the EDGAR system, provide to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the
      Exchange Act.

      (d)      Restrictions on Holders. Each Holder agrees by acquisition of a
Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C), or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a
"SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of
Transfer Restricted Securities pursuant to the applicable Registration Statement until (x) such Holder has received copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(iv) hereof, or (y) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT
DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section
3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the
Suspension Notice to the Recommencement Date.

SECTION 7.         REGISTRATION EXPENSES

      (a)      All expenses incident to the Company's performance of or
compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the
Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of

                                       14

Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent registered public accountants of the
Company (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, that the
Company shall not be responsible for a broker's or underwriter's discounts and commissions, any transfer taxes on funds relating to the sale or disposition of
Transfer Restricted Securities by the Holders.

      The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the
Company.

      (b)      In connection with any Registration Statement required by this
Agreement (including, without limitation, the Exchange Offer Registration
Statement and the Shelf Registration Statement) regardless of whether a
Registration Statement becomes effective, the Company will reimburse the Initial
Purchasers and the Holders of Transfer Restricted Securities who are tendering
Initial Notes in the Exchange Offer and/or selling or reselling Initial Notes or
Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange
Offer Registration Statement or registered pursuant to the Shelf Registration
Statement, as applicable, for the reasonable and documented fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration
Statement is being prepared.

SECTION 8.         INDEMNIFICATION

      (a)      The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder
(within the meaning of Section 15 of the Act or Section 20 of the Exchange Act)
(collectively, an "INDEMNIFIED HOLDER"), from and against any and all losses, claims, damages, liabilities, judgments, and expenses (including without limitation, reasonable and documented legal fees or other expenses reasonably incurred in connection with investigating, preparing or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto)
provided by the Company to any Holder or any prospective purchaser of Exchange
Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the
Holders.

      (b)      Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in

                                       15

section (a) above to each of the Indemnified Holders, but only with reference to information relating to such Holder furnished in writing to the Company by such
Holder expressly for use in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto). In no event shall any
Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted
Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      (c)      In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the
"INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable and documented fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this
Section 8(c) but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party).
In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i)
effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, on or prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request.

                                       16

No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

      (d)      To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Holders, on the other hand, from their sale of
Transfer Restricted Securities or (ii) if the allocation provided by clause
8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred and documented by such party in connection with investigating or defending any claim or action.

      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no
Holder, or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such
Transfer Restricted Securities and (ii) the amount of any damages which such
Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

                                       17

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of
Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.         RULE 144A AND RULE 144

      The Company agrees with each Holder, for so long as any Transfer
Restricted Securities remain outstanding and during any period in which the
Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of
Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such
Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Act, and (ii) is subject to Section 13 or 15(d)
of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule
144.

SECTION 10.        MISCELLANEOUS

      (a)      Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and
4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b)      No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into, nor is currently party to, any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c)      Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer
Restricted Securities (excluding Transfer Restricted Securities held by the
Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the

                                       18

provisions hereof that relates exclusively to the rights of Holders whose
Transfer Restricted Securities are being tendered pursuant to the Exchange
Offer, and that does not affect directly or indirectly the rights of other
Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such
Exchange Offer.

      (d)      Third Party Beneficiary. The Holders shall be third party
beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

      By acquiring Transfer Restricted Securities, a Holder will be deemed to agree to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls the Company (within the meaning of Section
15 of the Act of Section 20 of the Exchange Act) to the same extent as the indemnity from the Company set forth in Section 8(a) hereof, but only with reference to information relating to such Holder that is provided in writing by such Holder for inclusion in a Shelf Registration Statement covered by the terms of this Agreement. In no event shall any such Holder be liable or responsible for any amount in excess of the amount by which such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration
Statement exceeds (i) the amount paid by such Holder for such Transfer
Restricted Securities and (ii) the amount of any damages that such Indemnified
Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      (e)      Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), facsimile or air courier guaranteeing overnight delivery:

               (i)      if to a Holder, at the address set forth on the records
      of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii)     if to the Company:

                                 RathGibson, Inc.
                                 2505 Foster Avenue
                                 Janesville, Wisconsin 53547
                                 Facsimile No.: (608) 758-5940
                                 Attention: Chief Financial Officer

                                 With a copy to:

                                 Schulte, Roth & Zabel LLP
                                 919 Third Avenue
                                 New York, NY 10022
                                 Facsimile No.: (212) 593-5955
                                 Attention: Michael R. Littenberg, Esq.

                                       19

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business
Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (f)      Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted
Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such
Person shall be entitled to receive the benefits hereof.

      (g)      Guarantors. The Company shall cause any of its Subsidiaries that becomes, prior to the consummation of the Exchange Offer, a Guarantor (as defined in the Indenture) to become party to this Agreement and assume, jointly and severally with the Company and any other Guarantors, the continuing duties and obligations of the Company under this Agreement as if such Subsidiary was an original signatory to this Agreement on the date hereof.

      (h)      Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (i)      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (j)      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE
CONFLICT OF LAW RULES THEREOF.

      (k)      Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (l)      Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to

                                       20

herein with respect to the registration rights granted with respect to the
Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                            (Signature Pages Follow)

                                       21

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       RATHGIBSON, INC.

                                       By: /s/ Harley B. Kaplan
                                          ---------------------
                                          Name:  Harley B. Kaplan
                                          Title: President & CEO

BEAR, STEARNS & CO. INC.

By: /s/ Dominick Petrosino
   -----------------------
   Name:  Dominick Petrosino
   Title: Sr. Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Kurt C. Brechnitz
   -----------------------
   Name:  Kurt C. Brechnitz
   Title: Director